                               AGREEMENT OF LEASE

                                    BETWEEN

                           TOWNSEND PROPERTIES, INC.

                                      AND

                             EMPIRE RESOURCES, INC.


                               TABLE OF CONTENTS


Section
- -------

Section 1.     Certain Defined Words and Phrases

Section 2.     Premises; Access Easement; Right to Relocate

Section 3.     Term

Section 4.     Improvement of Premises

Section 5.     Rental

Section 6.     Permitted Use and Continued Occupancy

Section 7.     Common Area

Section 8.     Assignment and Subletting

Section 9.     Repairs

Section 10.    Utilities

Section 11.    Compliance with Rules, Ordinances, etc.

Section 12.    Tenant's Alterations

Section 13.    Insurance



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Section
- -------

Section 14.   Changes to Property

Section 15.   Fire or Other Casualty

Section 16.   Signs

Section 17.   Eminent Domain

Section 18.   Trade Fixtures

Section 19.   Right of Entry

Section 20.   Surrender

Section 21.   Curing the Tenant's Default

Section 22.   Responsibility of the Tenant

Section 23.   Subordination and Attornment

Section 24.   Defaults by the Tenant

Section 25.   Remedies

Section 26.   Notices

Section 27.   Tenant's Certificate

Section 28.   Quiet Enjoyment

Section 29.   The Landlord

Section 30.   The Tenant

Section 31.   Commissions

Section 32.   Entire Agreement

Section 33.   Headings

Section 34.   Applicable Law



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Section
- -------


Section 35.   Counterparts

Section 36.   Disclaimer of Partnership Status

Exhibit A     Plan of Premises

Exhibit B     Legal Description of the Property

Exhibit C     Landlord's Work

                               AGREEMENT OF LEASE


     THIS AGREEMENT OF LEASE (this "Lease"), made this 27 day of September, 2000, between TOWNSEND PROPERTIES, INC., a Maryland corporation (herein "Landlord"), and EMPIRE RESOURCES, INC., a Delaware corporation (herein "Tenant"),

     WITNESSETH, THAT FOR AND IN CONSIDERATION of rents, and of the mutual covenants and agreements of the parties hereto, as are hereinafter set forth, Landlord and Tenant do hereby agree as follows:


     SECTION 1. Certain Defined Words and Phrases. As used herein, the following words or phrases shall have the meanings set forth below:

     1.1. "Basic Rent" means the annual sum set forth in Subsection 5.1, payable in the equal consecutive monthly installments provided in that subsection.

     1.2. "Building" means the warehouse and office building located on the Property, containing the agreed upon rentable area of 689,000 square feet, located at 1954 Halethorpe Farms Road in Baltimore, Maryland.

     1.3. "Common Area" means the following areas of the Property, intended for the general common use and benefit of all tenants of the Property and their agents, representatives, licensees, employees and invitees: all parking areas, pedestrian walkways, entrances and landscaped area.

     1.4. "Date of this Lease" means the date set forth in the first paragraph on page 1 of this Lease.

     1.5. "Permitted Use" means the storage, warehousing, sales and distribution of metal and other products, public warehousing, and any other lawful use permitted by the certificate of occupancy for the Building, all in accordance with applicable laws and regulations, and for no other purpose.

     1.6. "Premises" means the portion of the Building leased by Tenant from Landlord and shown on Exhibit A attached hereto as a part hereof, containing the agreed upon aggregate equivalent of 42,500 square feet of rentable area composed of (a) an interior warehouse area containing approximately 40,000 rentable square feet identified as (i) Bay 5, between Column Lines B2 to B12, and C2 to C12, and Bay 4, between Column Lines C2 to C12, and D2 to D12; (b) an interior office area adjacent thereto containing approximately 1,000 rentable square feet;


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(c) the loading dock area containing approximately 1,500 rentable square feet;
and (d) a five-ton overhead crane and a fifteen-ton overhead crane comprised of a ten ton hook and a five ton hook (collectively referred to herein as the "Cranes"). Cranes are to be for exclusive use of Tenant.

     1.7. "Property" means the Building and land upon which the Building is located (consisting of 30.07 acres, more or less), Common Area, all fixtures and other improvements in or upon said land, and also such additional facilities in subsequent years as may be constructed by the Landlord in its sole discretion or with the Landlord's consent, which Property is described on Exhibit B.

     1.8. "Tenant Notice Address" means:

                  Empire Resources, Inc.
                  One Parker Plaza
                  Fort Lee, NJ  07024
                  Attn:  Joe Wolf

     1.9. Tenant's "Proportionate Share" means the aggregate rentable area of the Premises from time to time (except as provided in paragraph 2.4(b)(iii) below) divided by 689,000 square feet. On the Date of this Lease, Tenant's Proportionate Share shall be equal to 6.17%.

     1.10. "Term" means the term of this Lease as provided in Section 3 hereof.


     SECTION 2. Premises; Access Easement; Right to Relocate.

     2.1. The Landlord hereby leases to the Tenant and Tenant rents from the Landlord the Premises; subject, however, to the provisions of Section 19 hereof and to the right of the Landlord upon reasonable notice and during normal business hours to enter into the Premises to repair, restore, or replace any equipment servicing the Building and located in the Premises; provided, upon an emergency the Landlord may enter the Premises to undertake repairs, without notice and at any time. Landlord shall minimize any interference with Tenant's use or operation of the Premises.

     2.2. The Landlord hereby grants to the Tenant a non-exclusive easement for ingress to, and egress from, the Building by pedestrians, motor vehicles and rail cars over and across all existing improved paved roadways within the boundaries of the Property and the rail lines (the "Access Easement").

     2.3 Landlord reserves the right, at Landlord's expense, to relocate within the Building, from time to time, the Premises, with Equivalent Space. "Equivalent Space" shall mean space having storage space of substantially similar characteristics and size, including access to rail sidings and drive-in areas for truck access, presence of cranes having capacity at least as strong as the Cranes, office area of comparable size, and substantially similar access to parking.

                                       2
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     2.4 (a) Provided that no Event of Default has occurred hereunder which remains uncured and subject to the conditions set forth below, Tenant shall have the right, exercisable from time to time during the Lease Term, to expand the existing office area by adding up to an additional 5,000 rentable square feet of space contiguous to the existing office area (the "Expansion Space"), as set forth on Exhibit A, attached hereto and made a part hereof. This expansion right shall be exercisable each time by giving written notice (an "Expansion Notice") to the Landlord at any time during the Lease Term, which Expansion Notice shall indicate the square footage of Expansion Space Tenant wishes to add at such time.

     (b) Any lease of Expansion Space to the Tenant pursuant to Subsections 2.4(a) shall be upon the same terms, covenants and conditions as this Lease, except as modified by the following:

         (i) The Expansion Space shall be delivered to Tenant on or before the fifth day after receipt of Tenant's Expansion Notice (the "Expansion Commencement Date"), and the Expansion Space shall be leased for a term which is coterminous with the remaining Term of the Lease. From and after the Expansion Commencement Date, all references in the Lease to the "Premises" shall mean and include the Expansion Space.

         (ii) Tenant shall not pay Basic Rent with respect to the Expansion Space, but shall be responsible for payment of Additional Rent (if any) with respect to the Expansion Space commencing on the Expansion Commencement Date.

         (iii) Tenant's Proportionate Share shall not be increased by the addition of the Expansion Space.

         (iv) The Expansion Space shall be delivered to Tenant "as is, where is" with all faults and defects, whether latent, patent or otherwise, and Landlord shall have no obligation to make any improvements to the Expansion Space. Landlord has made no representation or warranty, and Tenant is not relying on any representation or warranty from Landlord, with respect to the condition of the Expansion Space, or usefulness thereof for Tenant's intended purpose.

         (v) Tenant shall have the right to construct improvements to the Expansion Space at Tenant's sole cost and expense and subject to the provisions of the Lease, including, without limitation, Section 4.2 and Section 12.

     SECTION 3. Term.

     3.1. (a) The initial term of this Lease shall commence on the date this Lease is fully executed by the parties (the "Commencement Date") and shall terminate (unless sooner terminated or extended pursuant to the provisions of this Lease) at 11:59 p.m. on that day which is five (5) years and thirty four
(34) days after the Commencement Date. Promptly following the

Commencement Date the Landlord shall send notice to Tenant indicating such Commencement Date, the date the Lease Term expires and any other relevant dates (including, without limitation, the date through which Basic Rent shall be abated pursuant to Section 5.1(a) below).

         (b) Provided that no Event of Default has occurred hereunder which remains uncured, Tenant shall have the right to extend the term of this Lease for (5) additional years by giving written notice of such election to Landlord no later than nine (9) months before the expiration of the initial Term. If Tenant so elects to extend the Term, the Term of this Lease shall be automatically deemed extended by five (5) years. Basic Rent during the extended term shall be as indicated in paragraph 5.1(a) below. All other provisions of this Lease shall remain in effect throughout the Term as so extended.

     3.2. If the Tenant shall not immediately surrender possession of the Premises at the termination of this Lease, the Tenant shall become a tenant from month to month, and, unless otherwise agreed to in writing by Landlord, rent shall be paid to and accepted by the Landlord, in advance, at the rate of one hundred fifty percent (150%) of the rental payable hereunder just prior to the termination of this Lease. If Landlord has consented in writing or by acceptance of rent to such month to month tenancy, such tenancy shall continue until either Landlord or Tenant notifies the other in writing by at least 30 days notice that the notifying party elects to terminate such tenancy at the end of such 30 day period. If the Tenant shall fail to surrender possession of the Premises immediately upon the expiration of the Term hereof, the Tenant hereby agrees that all of the obligations of the Tenant and all rights of the Landlord applicable during the Term shall be equally applicable during such period of subsequent occupancy, whether or not a month to month tenancy shall have been created as aforesaid. If Tenant continues to occupy the Premises without obtaining the Landlord's express, written consent thereto (a) the Tenant shall be liable for all damage Landlord suffers from such holding over and will indemnify Landlord against any claims resulting from delay by Landlord in delivering possession of the Premises to other parties and (b) nothing in the provisions of this Subsection 3.2 or any other provision of this Lease shall be deemed in any way to alter or impair the Landlord's right immediately to evict the Tenant or exercise its other rights and remedies under the provisions of this Lease or applicable law on account of the Tenant's occupancy of the Premises without having obtained such consent.

     SECTION 4. Improvement of Premises.

     4.1. (a) Landlord hereby leases the Premises to Tenant "As Is, Where Is" and Landlord shall have no obligation to make any improvements to the Premises except as described on Exhibit C attached hereto ("Landlord's Work") and in 4.1(b) below.

         (b) Landlord has made no representation or warranty, and Tenant is not relying on any representation or warranty from Landlord, with respect to the condition of the Premises (including, without limitation, the Cranes or the floor load of the Premises), or usefulness thereof for Tenant's intended purpose, except that Landlord, no later than sixty (60) days from the date hereof, will obtain a report from a third party crane company verifying that the

Cranes are in operating condition and that they can hold the indicated weight.

     (c) In consideration of Tenant's construction of certain improvements to the Premises, which construction shall be subject to all the terms and conditions of this Lease, including without limitation, Section 4.2 and Section 12, and the conditions set forth below, Landlord will provide Tenant with:

         (i) A one-time lump sum cash allowance not to exceed $10,000, to be used by Tenant to construct certain demising walls in the warehouse area of the Premises. The design, locations of, and materials used for the demising walls shall be subject to Landlord's prior written approval (which approval may be withheld or conditioned in Landlord's sole and absolute discretion). The allowance hereunder shall be disbursed to Tenant in one lump sum within thirty
(30) days after presentation to Landlord of copies of contracts or proposals, invoices, lien waivers and other documentation reasonably required by Landlord, evidencing the improvement work performed.

         (ii) A one-time lump sum cash allowance not to exceed $25,000, to be used by Tenant for tenant improvement costs incurred in connection with Tenant's occupancy of the Premises, provided Tenant shall make a written request therefor (which request shall indicate an allowance amount, not to exceed $25,000), on or before the last day of the first year of the Term. Should Tenant fail to request such allowance before the last day of the first year of the Term, Tenant shall have waived its rights to such allowance hereunder and this provision shall be of no further force and effect. Time is of the essence hereunder. The allowance hereunder shall be disbursed to Tenant in one lump sum within thirty (30) days after presentation to Landlord of copies of contracts or proposals, invoices, lien waivers and other documentation reasonably required by Landlord, evidencing the improvement work performed. The allowance amount shall be amortized over the then-remaining Term of the Lease at an interest rate of 9.25% per annum. The monthly payments with respect to the amortized amount shall be considered Additional Rent hereunder.

     4.2. All improvements to be made to the Premises by the Tenant shall first be approved in writing by the Landlord (which approval may be withheld by Landlord at its sole and absolute discretion), except as otherwise provided by
Section 12 below and shall be at Tenant's sole expense unless otherwise provided herein. Tenant shall obtain, at Tenant's expense, all permits and licenses required for the construction of any improvements and for the use, operation, renovation and occupancy of the Premises, copies of which shall be delivered to and approved by Landlord.

     4.3. By its entry into this Lease, the Tenant represents and acknowledges to the Landlord that, except as provided in Paragraph 4.1, the Tenant has satisfied itself as to the use which it is permitted to make of the Premises (including, without limitation, the Cranes) and has inspected the Premises, the Cranes, the loading docks, the Access Easement, the Common Area, the floor load of the Premises, and the streets, sidewalks, curbs, utilities and access ways contiguous to or adjoining the same, that the same are in all ways acceptable to the Tenant for use by Tenant pursuant to this Lease, and that the Landlord has made no express or implied warranty, representation or covenant to or with the Tenant with respect to the same, other than as may be set forth expressly herein or in the Exhibits hereto.

     4.4. By accepting the Premises, Tenant shall be deemed to have acknowledged that the Premises have been delivered in the condition called for under this Lease except to the extent that Paragraph 4.1 or Exhibit C has not been satisfied.


     SECTION 5. Rental. Tenant covenants and agrees to pay to Landlord during the Term, as rental for the Premises (collectively, "Rent"), the following:

     5.1. Basic Rent.

     (a) Tenant shall pay Basic Rent (on an "industrial gross" basis) in the amounts set forth below, payable in advance on the first (1st) day of each full calendar month during the Term, in equal monthly installments, commencing on the Commencement Date without any deduction or set-off whatsoever, and without demand. If the Commencement Date of this Lease shall fall on a date that is other than the first day of a calendar month, then the rent payable for such first, and the last, month hereof shall be prorated.

   Year          Rate/sf             Annual Basic Rent     Monthly Installment
   ----          -------             -----------------     -------------------
             ("industrial gross")
 Day 1-35      Abated                    Abated                   Abated
 Year  1        $3.25                 $138,125.00               $11,510.42
 Year  2        $3.38                 $143,650.00               $11,970.83
 Year  3        $3.52                 $149,396.00               $12,449.67
 Year  4        $3.66                 $155,371.84               $12,947.65
 Year  5        $3.80                 $161,586.71               $13,465.56

     If this lease is extended as provided in Paragraph 3.1(b), the following shall apply

   Year           Rate/sf             Annual Basic Rent     Monthly Installment
   ----           -------             -----------------     -------------------
             ("industrial gross")
 Year  6        $4.00                 $170,000                  $14,166.67
 Year  7        $4.16                 $176,800                  $14,733.33
 Year  8        $4.33                 $184,025                  $15,335.42
 Year  9        $4.50                 $191,250                  $15,937.50
 Year  10       $4.68                 $198,900                  $16,575.00

     (b) Notwithstanding anything herein to the contrary, Basic Rent only shall be abated for a period of thirty five (35) days beginning on the Commencement Date, during which abatement period Tenant shall be responsible for payment of Additional Rent and any other charges due and payable under the Lease.

     (c) Each payment of Rent shall be made promptly when due and if Tenant fails to pay any installment of Rent within ten (10) days after the date when due, a late fee equal to 5% of the past due installment may be assessed at the option of Landlord.



     5.2. Real Estate Taxes.

     (a) Landlord shall pay all Taxes (hereinafter defined) levied upon or assessed against the Property, and the appurtenances thereto, during the Term of this Lease. If the Taxes payable by Landlord shall be increased in any tax year during the Term of this Lease over the amount of the Taxes which were due and payable for the Property during the tax year beginning on July 1, 2000 and ending on June 30, 2001, Tenant shall pay to Landlord, as Additional Rent, Tenant's Proportionate Share of such tax increase. The term "Taxes" means (1) all real estate and other ad valorem taxes, including, without limitation, general and special assessments (including paving assessments), real estate rental, receipt or gross receipt tax or any other tax on Landlord (excluding Landlord's income taxes, any penalties or interest related to late payments or penalties not caused by Tenant's failure to pay Tenant's Proportionate Share), now or hereafter imposed by any federal, state or local taxing authority, if established in substitution for the present method or real property taxation currently in use, and (2) any metropolitan district water and sewer charges and other governmental charges which customarily are part of the real estate tax bill issued by governmental authorities charged with said responsibility. Should Landlord elect (in its sole and absolute discretion) to file a tax reduction protest and be successful in reducing real estate taxes, then Tenant shall be entitled to Tenant's Proportionate Share of any resulting net savings or refunds for such tax year. This provision shall survive the expiration or other termination of this Lease.

     (b) Taxes shall be adjusted on a proportionate basis for any period which shall be less than a Tax Year. The term "Tax Year" means the fiscal year beginning on July 1st and ending on June 30th of the following year. Landlord agrees to provide Tenant with a copy of the tax bill and the calculation of Tenant's Proportionate Share of such increases over the base year within a reasonable period of time after the Landlord's receipt thereof. Tenant agrees to pay Tenant's Proportionate Share of Taxes in the manner set forth in Subsection 5.5 hereof.

     5.3. Common Area Expense. In each Lease year, Tenant will pay to Landlord, as Additional Rent, Tenant's Proportionate Share of Common Area Expense, at the time and in the manner provided in Subsection 5.5 hereof. The term "Common Area Expense" means the total cost and expense incurred by Landlord, in the operation, maintenance and repair, and security of the Common Area, and all, equipment, facilities and improvements thereon and services therein, including, but not by way of limitation, operation of the areas and services described in Sections 7, 9 and 10 hereof but shall not include management fees to any party related to or affiliated with Landlord, debt service on any loans of the Landlord, any costs of repair which are the Landlord's obligation pursuant to Subsection 9.1 below, any ground rent, any portion of Landlord's overhead to the extent not directly attributable to the operation, maintenance or repair of the Property, or any expenditure that would be capitalized under generally accepted accounting principles (except those expenditures whose use would lower the operating costs of the Property).

     5.4. Insurance. The Landlord shall maintain throughout the Term, "all risk" or fire and extended coverage insurance on the Building. The Tenant shall pay to the Landlord, as Additional Rent hereunder, upon demand, the amount, if any, by which Landlord's premium shall be increased solely by reason of Tenant's occupancy and use of the Premises, and Tenant shall not be responsible for any increase in cost of such insurance to the extent caused by reason of another tenant's occupancy of the Building. The Tenant shall also pay to Landlord, as Additional Rent hereunder, upon demand, the Tenant's Proportionate Share of any increase in the cost of insuring the Building (but not any increase in the cost of insuring the Common Area, to the extent Tenant pays Tenant's Proportionate Share of insurance of the Common Area pursuant to Subsection 5.3 above) over the cost of such insurance for the period from January 1, 2000 through December 31, 2000. Landlord agrees to provide Tenant with a copy of insurance invoices with respect to insurance carried by Landlord under this Subsection 5.4, and a copy of the calculation of Tenant's Proportionate Share of insurance costs pursuant to this Lease, within a reasonable period of time after Landlord's receipt thereof.

     5.5. Additional Rent. Tenant's Proportionate Share of the expenses described in Subsections 5.2, 5.3, and 5.4 hereof, together with any other charges due and payable from Tenant as set forth in this Lease, shall be deemed Additional Rent and shall at Landlord's election be paid monthly on an estimated basis as determined solely by Landlord and as certified by Landlord in a statement to Tenant. Within forty-five (45) days of the end of each calendar year, Landlord shall compute any adjustment to the estimated payments, if any, made by Tenant to Landlord, shall certify such amount to Tenant and shall either bill or credit such adjustment. If Landlord does not elect to collect such estimated payments, Landlord shall compute Tenant's proportionate share, shall certify such amount to Tenant, and shall bill such amount to Tenant on a periodic basis. Within 90 days after receipt of any such certified statement, Tenant shall have the right by written notice to Landlord, to cause its certified public accountants to perform an audit of the operating costs of the Property and to review Landlord's books and records related thereto. Such audit shall be at Tenant's cost and expense unless such accountants determine that an overstatement of Additional Rent of 5% or more was charged to Tenant in such statement, in which event such audit costs shall be borne by Landlord. In no event shall Tenant's right to conduct such audit affect or delay Tenant's obligation to pay Additional Rent or any other sum due under this Lease at the time or times herein required. In the event that Tenant owes additional rent, payment will be made within thirty (30) days after written request therefor by the Landlord. Landlord shall adjust the estimate for Additional Rent annually unless a more frequent adjustment can be reasonably required. Landlord will credit any overpayment to the Rent next becoming due or refund to Tenant if this Lease has expired. This provision shall survive the expiration or other termination of this Lease.

     5.6. Adjustment of Proportionate Share. In the event that Landlord, in Landlord's sole discretion, elects to construct an additional building or buildings ("Additional Building") within the Property, or in the event of a casualty or condemnation permanently affecting a portion of the Building or the Property, Landlord shall by written notice to Tenant adjust Tenant's Proportionate Share, provided however, if the Common Area Expenses and operations attributable to such Additional Building are significantly more expensive than the pro rata share of then existing Common Area Expenses, an equitable adjustment shall be made. Said adjustment shall be derived by adding the rentable area of the Building to the rentable area of the Additional Building upon substantial completion thereof, or by deducting the area affected by such partial casualty or condemnation, and by dividing said total into the rentable area of the Premises. Appropriate proration shall be made for any partial period of a Lease year resulting from said adjustment. Upon reasonable request, Landlord shall make available to Tenant for examination at Landlord's office during normal business hours copies of all bills and records relating to Taxes.

     5.7. Security Deposit. Simultaneously with the entry into this Lease by the parties hereto, the Tenant shall deposit with the Landlord the sum of Eleven Thousand Five Hundred Ten and 42/100 Dollars ($11,510.42), which sum (a) shall be retained by the Landlord as security for the Tenant's payment of the Rent and performance of all of its other obligations under the provisions of this Lease, and (b) shall not be deemed to represent payment of any Rent or a measure of liquidated damages. On the occurrence of an Event of Default, the Landlord shall be entitled, at its sole discretion, (a) to apply any or all of such sum in payment of (i) any Rent then due and unpaid, (ii) any expense reasonably incurred by the Landlord in curing any such default, and/or (iii) any damages actually incurred by the Landlord by reason of such default (including, by way of example rather than of limitation, that of reasonable attorneys' fees), in which event the Tenant shall, immediately on its receipt of a written demand therefor from the Landlord, pay to the Landlord a sum equaling the amount so applied, so as to restore the said sum to its original amount; and/or (b) at the Landlord's election, to retain any or all of such sum not otherwise applied pursuant to the provisions of clause (a) of this sentence in liquidation of any or all damages suffered by the Landlord by reason of such default. Within fifteen (15) days after Tenant complies with its duties and obligations under Section 20 of this Lease, any of such sum which is not so applied or retained shall be returned to the Tenant. Such sum shall not bear interest while being held by the Landlord hereunder.

     SECTION 6. Permitted Use and Continued Occupancy. The Premises shall be used and occupied for the Permitted Use and for no other use or purpose unless such use or purpose is first approved by the Landlord in writing; and provided further, that the Premises shall not be used in any way which may (a) be violative of any certificate of occupancy or law or other governmental requirements or restrictions of record; (b) create noise, dust, fumes, hazardous waste or other condition which interferes unreasonably with other tenants' use of portions of the Building; or (c) jeopardize the health or safety of other tenants at the Property.

     SECTION 7. Common Area.

     7.1 During the Term of this Lease, Landlord hereby grants to Tenant a non-exclusive license to use (and to permit its officers, customers, agents, invitees and employees to use) the Common Area and parking, excluding, however, the 200 parking spaces designated for the exclusive use of Halethorpe Extrusions, Inc., provided that such use shall be subject to such reasonable rules and regulations as Landlord may from time to time prescribe to all tenants in the Building and subject to such easements, licenses or rights therein as Landlord may from time to time grant to others, provided that such easements, licenses or rights shall not unreasonably interfere with Tenant's right to use the Common Area; and provided further that Landlord shall at all times have full and exclusive control, management and direction of said Common Area. Such license shall be exercised in common with the exercise thereof by Landlord, the other tenants and occupants of the Property, and their respective officers, agents, employees and invitees. Landlord shall further have the right, but not the obligation, to police the Common Area; to restrict parking by tenants, their officers, agents and employees; to close temporarily all or any portion of the Common Area as may be required for proper maintenance and/or repair; to discourage non-customer parking; and to do and perform such other acts in and to such areas as in the use of its business judgment, the Landlord shall reasonably determine to be advisable in order to improve or make more convenient the use thereof by tenants, their officers, agents, employees, customers and invitees. Landlord may, in its sole discretion, from time to time change the location, layout and arrangement of the Common Area and reduce it by erecting thereon buildings or other structures or improvements of any kind including, but not limited to, additions to the Property; provided that there shall at all times be provided such parking facilities as meet local governmental requirements. Landlord shall provide reasonable illumination for the Common Area and will keep it in reasonable repair and reasonably free of litter and snow.

     7.2 Notwithstanding the foregoing, Tenant shall be entitled to the exclusive use of (i) the eight (8) parking spaces adjacent to the Premises as shown on Exhibit A hereto, and Tenant may indicate by sign or other customary manner that these spaces are reserved for its use; and (ii) the entrance hallway into the Premises as shown on Exhibit A hereto.


     SECTION 8. Assignment and Subletting.

     8.1. (a) Tenant shall not (i) assign or otherwise transfer, mortgage or otherwise encumber this Lease, or any of its rights hereunder, in whole or in part, (ii) sublease all or any part of the Premises, nor permit other persons to occupy said Premises or any part thereof, (iii) grant any license or concession for all or any part of said Premises, and/or (iv) permit the assignment or other transfer of this Lease or any of the Tenant's rights hereunder by operation of law (each of the events referred to in clauses (i), (ii), (iii) and (iv) being hereinafter referred to as a "Transfer"), without the prior written consent of Landlord in each instance, which may not be unreasonably withheld. For purposes hereof, a transfer by any person or persons holding a Controlling Interest in the Tenant on the date hereof, of such Controlling Interest to a person or persons not holding a Controlling Interest in the Tenant on the date hereof, shall also be deemed a Transfer. As used herein "Controlling Interest" shall mean 50% or more of the equity interest in Tenant. If any corporate shares of stock of Tenant are transferred by sale, assignment, bequest, inheritance, operation of law or otherwise, so as to result in a change of voting control of Tenant by those owning a majority of corporate shares of Tenant as of the date hereof, such transfer shall be deemed a Transfer. Any levy or sale in execution of a judgment or any assignment or sale in bankruptcy, or insolvency, or the appointment of a receiver or trustee by a state or federal court shall be deemed a Transfer within the meaning of this Section 8 and the terms hereof shall apply to the extent permitted by applicable law.

         (b) Notwithstanding the foregoing, Landlord acknowledges that Tenant is a public company and agrees that the following shall not be deemed a Transfer under this Section 8.1: (i) transfer of shares of Tenant on the public markets, (ii) a merger of Tenant or transfer of a controlling interest in Tenant in connection with a sale or transfer of all or a substantial part of the business of Tenant, provided that the resulting transferee entity's net worth on the date of such merger or transfer is equal to or greater than the Tenant's net worth immediately prior to such merger or transfer, or (iii) a sublet or assignment by Tenant to a subsidiary or affiliate of Tenant, provided Tenant shall not be relieved of any liability hereunder.

     8.2. Any consent by Landlord to a Transfer of this Lease shall not constitute a waiver of the necessity of such consent as to any subsequent Transfer and shall not relieve Tenant of liability hereunder. Any attempted Transfer without Landlord's consent shall be null and void and shall not confer any rights upon any purported transferee, assignee, mortgagee, sublessee, or occupant. No Transfer consented to by Landlord shall be valid unless Tenant shall deliver to Landlord, within ten (10) days after Landlord's written consent has been received, (a) in the case of a sublease, a duplicate original sublease, duly executed by Tenant and subtenant, in form and substance reasonably satisfactory to Landlord and (b) in case of an assignment, an instrument in form and substance reasonably satisfactory to Landlord, duly executed by the assignee and the Tenant, in which such assignee shall agree to assume, observe, perform, and to be bound personally by all of the Tenant's obligations under this Lease and the Tenant shall agree to remain primarily liable for such obligations.

     8.3. Notwithstanding anything herein to the contrary, Tenant shall be permitted to sublet up to 20,000 rentable square feet of the Premises to Locust Industries, Inc., without obtaining Landlord's prior written consent, provided Tenant delivers to Landlord a duplicate original sublease agreement within ten
(10) days after its execution by Tenant and Locust Industries, Inc.


     SECTION 9. Repairs.

     9.1. Landlord shall keep and maintain the parking areas, roof, down-spouts, structural and exterior portions of the Premises (exclusive of doors, windows, and glass) in repair, provided that Tenant shall give Landlord written notice of the necessity for such repairs, and provided that the damage thereto shall not have been caused by Tenant, its agents, contractors, or employees

(other than ordinary wear and tear), in which event Tenant shall be responsible therefor and shall promptly make repairs thereto. Except as expressly set forth in this subsection, Landlord shall be under no liability for repair or maintenance of the Premises, or any part thereof; nor shall Landlord be under any liability to repair or maintain or replace any electrical, plumbing, heating, air conditioning or other mechanical installation.

     9.2. Tenant shall provide and maintain, at its sole cost, janitorial services for the interior of the Premises, and security services for the Premises, and shall otherwise keep the interior of the Premises (including, without limitation, the Cranes), together with all electrical, plumbing, air conditioning and other mechanical installations and equipment used by or in connection with the Premises, in good order, replacement and repair, and promptly replace any doors or glass which may be broken or damaged with doors or glass of like kind and quality, and surrender the Premises at the expiration of this Lease, or at the sooner termination of this Lease as herein provided, in as good condition as when received, except for ordinary wear and tear and damage by fire or other casualty included in the extended coverage endorsement to Landlord's fire insurance policies, and except for that damage caused by Landlord's gross negligence or willful misconduct. Tenant may, at its option, enter into a maintenance, repair and service contract which Landlord will assist Tenant in obtaining.

     Tenant will not overload the existing electrical wiring in the Building and except as provided in Section 12, will not install any additional electrical wiring or plumbing unless it has first obtained Landlord's written consent thereto which will not be unreasonably withheld, and, if such consent is given, Tenant will make such installation at its own cost and expense by licensed electricians and plumbers approved by Landlord. Tenant shall not, without first obtaining the Landlord's prior written consent, install within the Premises any machinery or equipment which either (a) increases the amount of electricity consumed upon the Premises beyond those existing wattages available at the Premises or (b) exceeds the floor load capacity of the Premises. Tenant will repair promptly, at its own expense, any damage to the Premises caused by Tenant's violation of the provisions hereof or by bringing into the Premises any property for Tenant's use, or by the installation, use or removal of such property, regardless of fault or by whom such damage shall be caused unless caused by the gross negligence or willful misconduct of Landlord. In no event shall Landlord be responsible for any loss by Tenant for water damage due to any cause, including by way of illustration and not of limitation, leaks or bursts of the plumbing, pipes or roof, or damage due to the sprinkler system or other fire protection/extinguishment apparatus, unless caused by the willful misconduct or gross negligence of Landlord.

     9.3. In the event Tenant shall not proceed promptly and diligently to make any repairs or perform any obligation imposed upon it by the preceding subsections within fifteen (15) days after receiving written notice from Landlord to make such repairs or perform such obligation, then and in such event Landlord may, at its option, on at least five (5) day's notice (or without notice if an emergency) enter the Premises and do and perform the things specified in said notice, without liability on the part of Landlord for any loss or damage resulting from any such action by Landlord (except for loss or damage caused by Landlord's or Landlord's agents or employees' gross negligence or willful misconduct), and Tenant agrees to pay promptly upon demand any reasonable cost or expense incurred by Landlord in taking such action. Landlord agrees, after written notice from Tenant, to make such repairs of which it is required and perform its obligations hereunder as promptly as reasonably possible under the circumstances; provided, however, if Landlord fails to make a material repair to the roof or structure of the Building or make any other material repair for which it is responsible hereunder within ten (10) days after receipt of notice from Tenant and the Tenant performs the repairs specified in said notice, then Landlord agrees to pay promptly upon demand any reasonable cost or expense incurred by Tenant in taking such action.

     SECTION 10. Utilities. Tenant shall reimburse Landlord upon demand for all utility charges not billed directly to Tenant which are attributable to Tenant's Proportionate Share of the Common Area. Tenant shall also reimburse Landlord upon demand for all utility charges not billed directly to Tenant which are attributable to the Premises. To the extent Tenant pays pursuant to Subsection 5.3, Tenant's Proportionate Share of utility charges attributable to the Common Area, Tenant shall not be required to make a duplicative payment therefor under this Section 10. Tenant shall pay promptly when due the charges for all utility services billed directly to Tenant, including but without limitation, heat, gas, electricity, and telephone. If Tenant defaults in the payment of any such charges, Landlord may, at its option, pay them for Tenant's account, in which event Tenant shall promptly reimburse Landlord therefor. Landlord will provide and maintain the necessary mains and electrical conduits to bring water, gas, electricity, sanitary sewer and telephone services to the Premises. Landlord shall under no circumstances be liable to Tenant in damages or otherwise for any interruption in service of electricity, water, gas, heat, telephone or air conditioning whether caused by the making of any repairs or improvements in the Building or otherwise, unless caused by the willful misconduct or gross negligence of Landlord.

     SECTION 11. Compliance with Rules, Ordinances, etc. The Tenant shall, throughout the Term, in its use and occupancy of the Premises, at the Tenant's sole cost and expense, promptly comply with all laws, ordinances, notices, orders, rules, regulations and requirements of or made by any and all federal, state or municipal governments or the appropriate departments, commissions, boards and officers thereof, as well as any and all notices, orders, rules and regulations of the National Board of Fire Underwriters, or any other body now or hereafter constituted and exercising similar functions, relating to all or any part of the Premises; provided, however, that the Tenant shall not be required to take any affirmative action in order to comply with the foregoing laws, ordinances and notices with respect to (a) any portion of the Building or Premises maintained by Landlord pursuant to Subsection 9.1 hereof unless the need for such compliance arises out of the Tenant's use, manner of use or occupancy of, or installations within or upon, the Premises or such portion of the Building or (b) any violation thereof existing prior to the Date of this Lease; provided, however, Tenant may contest in good faith an alleged violation or the application of any law, statute or ordinance applicable to Tenant or its use or occupancy of the Premises. The Tenant shall likewise observe and comply with the requirements imposed by any and all policies of public liability, fire and other insurance at any time in force with respect to the Premises or with respect to the Building, any other improvements upon the Premises, and/or equipment therein (provided Tenant has notice thereof with respect to the Building). Tenant covenants and agrees that its use and occupancy of the Premises will comply fully with and will not violate any applicable environmental laws, rules, orders and regulations and the Premises shall not be used for the manufacture, storage, use, treatment, transportation or disposal of any "hazardous substances", "hazardous waste" or "toxic substances" in violation of applicable laws and governmental regulations. Tenant agrees to indemnify and hold Landlord harmless from and against any liability, cost, damages, expenses, claims (including reasonable attorneys' fees and court costs) incurred by Landlord as a result of or in connection with a default or breach by Tenant under this Section 11. The provisions of this
Section 11 shall survive the expiration or other termination of this Lease.


     SECTION 12. Tenant's Alterations. Tenant shall not make any alterations, additions or improvements to the Building or to the Premises, or any part thereof, or affix any object to the exterior, roof or structure of the Building, without Landlord's prior written consent in each instance (which consent shall not be unreasonably withheld by Landlord); provided, however, that Tenant may make minor interior changes to the Premises which do not impair the structural strength, electrical or plumbing systems of the Building or in Landlord's reasonable opinion do not reduce the value of the Building or Premises. Any alterations, additions or improvements made by Tenant other than trade fixtures shall immediately become the property of Landlord subject to Tenant's insurable interest therein, and shall remain upon the Premises upon the expiration or other termination of the Term, or Landlord, at its election, may require Tenant to remove the same and restore the Premises to their original condition, in which event Tenant shall comply with such requirement prior to the expiration or other termination of this Lease. Tenant shall not cut or drill into or secure any fixtures, apparatus or equipment of any kind in or to any part of the Premises without first obtaining Landlord's consent, which consent shall not be unreasonably withheld, provided the Building, including the roof and exterior, is not adversely affected. Nothing herein shall be deemed to be a consent by Landlord to the filing of any lien upon the Premises or the Building due to Tenant's work and Tenant shall cause to be removed or bonded off within ten (10) days after notice thereof any lien, including any mechanic's lien asserted against work performed upon the Premises, and, upon the failure of Tenant to do so, Landlord may, at its option, bond, discharge or otherwise remove such lien, and hold Tenant responsible for all reasonable costs and expenses in connection therewith, including reasonable attorneys' fees.

     SECTION 13. Insurance.

     13.1. The Tenant, at the Tenant's sole cost and expense, shall maintain and keep in effect throughout the Term, insurance against loss or liability in connection with bodily injury or death or property damage or destruction in or upon the Premises, or arising out of the any construction work being done by or on behalf of Tenant on the Premises, or arising out of the condition, use or occupancy of the Premises or of any portion of the Property by the Tenant or its agents, employees, officers, invitees, visitors and guests, under policies of commercial general liability insurance having such limits as may be reasonably required by the Landlord from time to time, but in any event to have a combined single limit of not less than Five Million Dollars ($5,000,000) for any death, bodily injury or property damage occurring as a result of or in conjunction with the above. The Tenant specifically agrees to maintain, at its expense, extended coverage, vandalism, malicious mischief and sprinkler leakage insurance on the Cranes and on all of the Tenant's personal property and any fixtures which remain the property of the Tenant or as to which the Tenant retains the right of removal from the Premises, and the Tenant assumes the risk of all loss and damage, direct or indirect, resulting from said perils and will hold the Landlord harmless from any claims therefor, unless caused by the willful misconduct or gross negligence of Landlord or Landlord's agents or employees. All of the aforesaid insurance policies shall name Tenant as the insured, and the Landlord, Townsend Capital, LLC, Landlord's lender, and any other parties in interest designated by Landlord from time to time as additional insureds, shall provide that they shall not be materially altered or canceled without at least thirty (30) days' prior written notice to the Landlord, and shall be issued by insurers of recognized responsibility licensed to do business in Maryland and reasonably acceptable to Landlord. At least five
(5) days prior to the commencement of the Term and at least thirty (30) days before any such policy shall expire, binding evidence of insurance, in a form satisfactory to Landlord, showing the required coverage shall be delivered by the Tenant to the Landlord.

     13.2. To the extent available, each of the parties hereto hereby releases the other, to the extent of the releasing party's actual recovery under its insurance policies, from any and all liability for any loss or damage which may be inflicted upon the property of such party, even if such loss or damage shall have arisen out of the negligent or intentionally tortious act or omission of the other party, its agents or employees; provided, however, that this release shall be effective only with respect to loss or damage occurring during such time as the appropriate policy of insurance shall contain a clause to the effect that this release shall not affect the said policy or the right of the insured to recover thereunder.

     SECTION 14. Changes to Property. Landlord shall have the exclusive right, in its sole discretion, to use all or any part of the roof and rear side walls of the Premises for any purpose; to erect additional or other structures over all or any part of the Premises or the Common Area; to change or revise the layout of improvements within the Property, or relocate or remove same; to partition same; and to erect and maintain in connection with the construction thereof, temporary scaffolds and other aids to construction on the exterior of the Premises, provided that access to the interior of the Premises, including rail and drive-in access, shall not be unreasonably denied or interfered with materially, that there shall be no encroachment upon the interior of the Premises, and that Tenant and its customers' use and enjoyment of the Premises shall not be unreasonably denied.

     SECTION 15. Fire or Other Casualty.

     15.1. In the event the Premises are damaged by fire, the elements, unavoidable accident or other casualty, Landlord shall promptly, at its expense, repair the damage and, if the Premises are not thereby rendered untenantable in whole or in part, rent shall not abate. If the Premises are rendered untenantable only in part, and such casualty was not caused by Tenant's negligence or willful misconduct, rent shall abate during such period proportionately as to the portion of the Premises rendered untenantable. If the entire Premises are untenantable or unusable for Tenant's business as reasonably determined by Landlord and Tenant, and such casualty was not caused by Tenant's negligence or willful misconduct, rent shall abate entirely during the period of untenantability.

     15.2. In no event shall Landlord be liable for interruption to Tenant's business or from damage to or replacement or repair of Tenant's personal property, including inventory, trade fixtures, floor coverings, furniture, or property removable by Tenant under the provisions of this Lease or leasehold improvements, unless caused by Landlord's gross negligence or willful misconduct.

     15.3. If the Premises are (1) rendered wholly untenantable, or (2) damaged as a result of any cause which is not covered under standard fire and extended coverage insurance or (3) substantially damaged during the last three months of the Term or (4) if the Building of which the Premises are a part, but not the Premises, is damaged to the extent that in Landlord's judgment reasonably exercised, it is necessary to demolish the Building and the Premises, then in any of such events, Landlord may terminate this Lease by giving to Tenant notice within ninety (90) days after the occurrence of such event. Basic Rent and Additional Rent and other charges shall be adjusted as of the date of such occurrence of casualty. In the event Landlord has not notified Tenant of Landlord's intention to rebuild the Premises within forty-five (45) days following the occurrence of such event, or if the Premises cannot be rebuilt within 120 days after the date of the occurrence of such event, Tenant may terminate this Lease by giving such notice to Landlord.

     SECTION 16. Signs. The Tenant shall not erect or maintain any exterior sign or any signs within the Premises visible from the outside anywhere upon the Property or Premises without first obtaining the Landlord's written approval as to the size, design, location, and type of composition or material thereof, which consent shall not be unreasonably withheld, conditioned or delayed. Any such sign shall be inscribed, painted or affixed by Landlord, or a company approved by Landlord, but the entire cost thereof shall be borne by Tenant. The Tenant shall maintain any such sign or signs in good condition and repair at all times, and pay any taxes imposed thereon.

     SECTION 17. Eminent Domain. If the whole or any part of the Premises shall be taken under the power of eminent domain, this Lease shall terminate as to the part so taken on the date Tenant is required to yield possession thereof to the condemning authority. The Landlord shall make such repairs and alterations as may be necessary in order to restore the part not taken to tenantable condition, to the extent of condemnation proceeds available therefor, and the Basic Rent shall be reduced proportionately as to the portion of the Premises so taken. If the amount of the Premises so taken substantially impairs the usefulness of the Premises for the purposes set forth in Section 6, as reasonably determined by Tenant, either party may terminate this Lease as of the date when Tenant is required to yield possession. All compensation awarded for any taking of the fee and the leasehold shall belong to and be the property of Landlord; provided, however, that Tenant, and not Landlord, shall be entitled to any portion of the award which does not serve to reduce Landlord's award and is made directly to Tenant in reimbursement for Tenant's cost of removal of its stock, trade fixtures, moving and relocation costs.

     SECTION 18. Trade Fixtures. All trade fixtures installed by Tenant in the Premises shall remain the property of Tenant and shall be removable from time to time and also at the expiration of the Term of this Lease or other termination thereof, provided Tenant shall not at such time be in default under any material (as determined by Landlord in its sole discretion) covenant or agreement contained in the Lease which is not cured within any applicable cure period; otherwise such fixtures shall not be removable and Landlord shall have a lien thereon (notwithstanding ownership thereof by a party other than Tenant) to secure itself against loss and damage resulting from such default. Tenant further agrees to restore the Premises to their original condition, ordinary wear and tear excepted.

     SECTION 19. Right of Entry. With reasonable prior notification to Tenant (except in the event of an emergency, in which event no notification to Tenant shall be required), Landlord and its representatives shall have the right, at their own risk, and at all reasonable times during normal business hours to enter the Premises for the purposes of (a) inspecting same; (b) making any repairs thereto or otherwise performing any work therein as herein provided; and (c) to exhibit same for purposes of sale, lease or financing; and Landlord shall be liable only to the extent of any damage caused by its or its agents gross negligence or willful misconduct during any entry into the Premises.

     SECTION 20. Surrender. Promptly upon the expiration or earlier termination of the Term, the Tenant shall yield up, broom clean, and in the same condition, order and repair in which they are required to be kept throughout the period of this Lease, ordinary wear and tear and insured casualty or casualty caused by Landlord's gross negligence or willful misconduct excepted, the Premises (including, without limitation, the Cranes) and any and all improvements, alterations and additions thereto, and all fixtures and equipment servicing the Premises. Tenant shall remove therefrom the Tenant's signs, goods and effects and any machinery, fixtures and equipment used in the conduct of Tenant's trade or business and not servicing the Premises or the

Building, and shall repair any damage caused by the installation or the removal thereof. Unless sooner terminated pursuant to the provisions hereof, this Lease shall expire absolutely upon the expiration of the Term, without the necessity of any notice or other action from or by either party hereto. Tenant further agrees that during the six (6) month period preceding the expiration date of the Term, Landlord may place upon the Premises a FOR RENT or FOR SALE sign.

     SECTION 21. Curing the Tenant's Defaults. If the Tenant should default in the performance of any of its non-monetary obligations hereunder, and such default continues and such cure has not been commenced for fifteen (15) days after notice from Landlord and such cure is not diligently pursued until completion, the Landlord shall be entitled (but shall not be obligated), in addition to any other rights it may have in law or equity, and after written notice to the Tenant except in the case of emergency, to cure such default, and the Tenant shall reimburse the Landlord for any sums paid or costs reasonably incurred by the Landlord, including reasonable attorney's fees, in curing such default, plus interest thereon at the lesser of (a) the highest rate permitted by law or (b) the fluctuating commercial prime rate of interest established and declared by Bank of America from time to time plus four percent (4%) per annum, which sums, costs and interest shall be deemed to be Additional Rent hereunder and shall be payable by the Tenant upon demand by the Landlord.

     SECTION 22. Responsibility of the Tenant. The Tenant shall be responsible for, and shall relieve and hereby relieves the Landlord from and agrees to indemnify the Landlord against, any and all liability by reason of any injury or damage to the Tenant or to any other person or property upon the Premises (or in the Common Area in connection with the Tenant's use and enjoyment thereof), caused by any fire, breakage, leakage, collapse or other event upon the Premises or any other portion of the Property caused by Tenant or Tenant's agents, employees, customers or invitees, unless such fire, breakage, leakage, collapse or other event, injury or damage be caused by or shall result from the willful misconduct or gross negligence of the Landlord or its agents, officers, invitees, visitors, guests or contractors.

     SECTION 23. Subordination and Attornment. This Lease is and shall be automatically, without further action by Landlord or Tenant, subject and subordinate at all times to the lien of any underlying ground leases, mortgages or deeds of trust (and any and all advances thereunder) which now affects the Premises or, provided Landlord obtains a non-disturbance agreement, hereafter placed by the Landlord upon the Property and to any and all advances to be made thereunder. In confirmation thereof, Tenant shall execute such further assurances as may be required within ten (10) days after its receipt of such agreement. Landlord shall use reasonable efforts to obtain within a reasonable time after the execution hereof, a non-disturbance agreement from any existing mortgagee, holder of a deed of trust or ground lessee, in the customary form used by such mortgagee, holder of a deed of trust or ground lessee. Any mortgagee, or trustee under any deed of trust, may elect that this Lease shall have priority over its mortgage or deed of trust, and upon notification of such election by such mortgagee or trustee to Tenant, this Lease shall be deemed to have priority over such mortgage or deed of trust. If any foreclosure proceedings are brought which affect the Building or the Property, or if the power of sale under a mortgage or deed of trust is exercised, then Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease, provided, if Tenant is not then in default under this Lease which default is not cured within any applicable cure period, Tenant is provided with a nondisturbance agreement recognizing Tenant's rights to possession of the Premises during the Term. Effective upon any default hereunder, which default is not cured within any applicable cure period, Tenant hereby appoints Landlord to be the attorney-in-fact of Tenant (which appointment is irrevocable and coupled with an interest) to execute and deliver any such instrument or instruments for and on behalf of and in the name of Tenant.

     SECTION 24. Defaults by the Tenant. The following events shall be deemed to be events of default (each an "Event of Default") by Tenant under this
Lease:

     24.1. Tenant shall fail to (a) pay any installment of Basic Rent or Additional Rent within five (5) days after the date when due, or (b) any other payment or reimbursement to Landlord required herein within ten (10) days after notice that such payment is due.

     24.2. Tenant shall abandon the Premises (prior to the expiration of the Term), whether or not Tenant is in default of the rental payments due under this Lease.

     24.3 Tenant shall fail to discharge any lien placed upon the Premises in violation of Section 12 hereof within ten (10) days after any such lien or encumbrance is filed against the Premises.

     24.4. Tenant shall fail to comply with any term, provision or covenant of this Lease (other than the foregoing in this Section 24) which failure is not cured within fifteen (15) days after receipt of Landlord's written notice; provided, however, that if such cure cannot be completed in fifteen (15) days, Tenant has commenced such cure within such fifteen (15) day period, and is diligently and in good faith proceeding to complete such cure, then Tenant shall have such additional period of time as is reasonable, but not to exceed 120 days, in which to complete such cure.

     24.5. Tenant shall become insolvent, bankrupt, or make any assignment for the benefit of creditors, or a material part of Tenant's assets shall be levied upon or sold out by any sheriff's, marshall's or constable's sale, or if a receiver for the Tenant shall be appointed, or if a reorganization of the Tenant pursuant to any provision of federal or state bankruptcy law shall occur, whether voluntary or involuntary; provided, however, an involuntary bankruptcy shall not be a default hereunder unless the judgment or decree continues unstayed and in effect for a period of sixty (60) days and is not discharged within thirty (30) days after the expiration of any stay thereof. Upon the filing of a petition by or against the Tenant under the Federal Bankruptcy

Code (or any similar statute enacted hereafter), the Tenant, as debtor and as debtor-in-possession, and any trustee who may be appointed to represent the bankrupt estate, agree to perform each and every obligation of the Tenant under this Lease, including, but not limited to, the payment of all monetary obligations hereunder, until such time as this Lease is either rejected or assumed by order of a United States Bankruptcy Court, or other federal court having jurisdiction over bankruptcy matters.

     SECTION 25. Remedies and Damages.

     25.1. Upon each occurrence of an Event of Default, Landlord shall have the option to do any one or more of the following: (i) declare the entire balance of all Rent for the remainder of the Term to be due and payable, and collect the balance in any manner not inconsistent with applicable law, (ii) consider this Lease automatically terminated (except for the continued liability of the Tenant as hereinafter provided) as fully and completely as if the date of such event were the date fixed herein for the expiration of the Term and the Tenant shall immediately quit and surrender the Premises to the Landlord, without cost to the Landlord, (iii) without terminating this Lease, re-enter and repossess the Premises, together with any and all improvements thereon and additions thereto, and/or (iv) pursue any remedy permitted by law or equity for the enforcement of the provisions hereof. In the alternative, and at the election of the Landlord, the Landlord may give to the Tenant, at any time after the occurrence of such Event of Default, written notice of the Landlord's election to terminate this Lease on a date to be specified in said notice, not less than ten (10) days after the giving thereof; and upon the date specified in said notice, this Lease and the Term shall (except for the continued liability of the Tenant as hereinafter provided) expire and come to an end as fully and completely as if the date specified in said notice were the date definitely fixed in this Lease for the expiration of the Term, and the Tenant shall quit and surrender the Premises, on or before the said date, to the Landlord, without cost or charge to Landlord. No such termination, repossession or re-entry shall release Tenant from liability under this Lease.

     25.2. If the Tenant's possession of the Premises should be terminated as herein provided by reentry, summary dispossession proceedings or any other method, Tenant shall remain liable for its obligations hereunder and the Landlord shall use reasonable efforts to: (i) relet the Premises or any part or parts thereof for the account of the Tenant for the remainder of the Term, as herein originally specified, or (ii) relet the Premises or any part or parts thereof for a period extending beyond the date when this Lease would have expired but for such prior expiration or default or for such re-entry and termination, and deem that portion of the period within the Term, as herein originally specified, on such terms and conditions as are commercially reasonable including allowances of free rent periods or reduced rent. In such event, the Tenant shall pay to the Landlord, at the times and in the manner specified by the provisions herein, (x) the Basic Rent and any Additional Rent accruing during the remainder of the Term as specified herein, (y) less any monies received by the Landlord with respect to such remainder from such reletting. In addition, Tenant shall be liable for the cost of any reasonable attorney's fees or other expenses (including broker's fees and costs of renovation), or of any repairs or other action taken by the

Landlord on account of such Event of Default by Tenant.

     25.3. In the event Landlord elects to terminate this Lease by reason of an Event of Default by Tenant, Landlord shall have the right, but not the obligation, to relet the Premises; provided, however, Landlord agrees to use reasonable efforts to relet the Premises. Notwithstanding such termination, and regardless of whether the Premises are relet, Tenant shall be liable for and shall pay to Landlord the sum of all rental due hereunder and any other indebtedness of Tenant to Landlord for the remainder of the Term including any reasonable attorneys' fees arising from such default, plus, as damages, an amount equal to the difference (but not less than zero) resulting from subtracting (i) the sum of (A) the then present value of the then fair rental value of the Premises for the remaining portion of the Term plus (B) any monies actually received by Landlord from reletting the Premises, if any from (ii) the total rental hereunder for the remaining portion of the Term. For the purpose of determining present value, the parties agree to use an annual discount rate of ten percent (10%). In no such event shall Tenant be eligible for any monies from Landlord due to any such reletting.

     25.4. Upon any expiration, termination or re-entry as aforesaid, neither the Tenant nor the Tenant's creditors and representatives shall thereafter have any right, legal or equitable, in or to the Property, the Premises or any portion thereof, or in or to the repossession of same, or in, to or under this Lease, and the Tenant hereby waives any and all right or redemption which may then be provided by law.

     25.5. Any and all mention in this Section of the rent or rental herein reserved after the termination of this Lease as in this Section provided, or after the termination of the Tenant's possession by re-entry, summary dispossession or other method as herein provided, shall be deemed to refer to the Basic Rent plus all Additional Rent and such additional sums as the Tenant shall be obligated to pay to the Landlord under any of the terms, covenants and conditions of this Lease, whether or not designated or indicated herein to be payable as additional rent.

     25.6. In addition to, and not in substitution for the remedies hereinbefore provided, if Tenant shall fail to pay when due, beyond any applicable grace period, Basic Rent, Additional Rent or any other sums due to Landlord hereunder, Landlord shall have the right to distrain therefor.

     25.7. The failure of the Landlord to insist in any one or more instances upon the performance of any of the covenants or conditions of this Lease or to exercise any right or privilege herein conferred shall not be construed as thereafter waiving or relinquishing the Landlord's right to the performance of any such covenants, conditions, rights or privileges, and the same shall continue and remain in full force and effect, and the waiver of one default or right shall not constitute waiver of any other default. The receipt of any rent by the Landlord from the Tenant or any assignee or subtenant of the Tenant, whether the same be rent that originally was reserved or that which may become payable under any covenants herein contained, or of any portion thereof, shall not operate as a waiver of the right of the Landlord to enforce the payment of the additional rent or of any of the other obligations of this Lease by such remedies as may be appropriate, and shall not waive or avoid the right of the Landlord at anytime thereafter to elect to terminate this Lease, on account of such assignment, subletting, transferring of this Lease or any other breach of any covenant or condition herein contained, unless evidenced by the Landlord's written waiver thereof. The acceptance of rent or any other consideration by Landlord at any time shall not be deemed as accord and satisfaction, and Landlord shall have absolute discretion to apply such amounts against any sum for any period or reason due hereunder without the same constituting a release of any other sums remaining due and unpaid.

     SECTION 26. Notices. All notices required or permitted to be given hereunder shall be in writing and shall be hand delivered (including by commercial courier or national overnight delivery service) against receipt or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed received on the day on which same were actually delivered or on the date which is 3 calendar days after posting, whether or not actually received. Notices to the Tenant shall be addressed to the Tenant's Notice Address in Subsection 1.8 above. Notices to the Landlord shall be addressed to the Landlord c/o Townsend Capital, LLC at 210 W. Pennsylvania Avenue, Suite 700, Towson, Maryland 21204 with a carbon copy to any lender designated by the Landlord. Either party may, at any time, in the manner set forth for giving notices to the other, set forth a different address to which notices to it shall be sent.

     SECTION 27. Tenant's Certificate. The Tenant agrees at any time and from time to time within ten (10) days after the Landlord's written request, to execute, acknowledge and deliver to the Landlord or Landlord's designee a written instrument in recordable form certifying or stating (a) that this Lease is unmodified and in full force and effect (or if there shall then have been modifications, that the same is in full force and effect as so modified, and setting forth such modifications); (b) that the Premises have been delivered by the Landlord in accordance with Section 4 hereof; (c) that the Tenant has accepted possession of the Premises and the date upon which the Term shall have commenced; (d) the dates to which rent and other charges have been paid in advance, if any; (e) whether or not to the best knowledge of the signer of such certificate the Landlord is then in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying in detail each such default of which the signer may have knowledge; (f) such other matters as may be reasonably requested by Landlord; and (g) that it is understood that such instrument may be relied upon by any prospective purchaser, mortgagee, assignee or lessee of Landlord's interest in this Lease, in the Property, or any portion or part thereof.

     SECTION 28. Quiet Enjoyment. Tenant, upon paying the rental herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the Term, without hindrance or molestation by Landlord, or any assignee or grantee of Landlord, subject to the terms hereof.

     SECTION 29. The Landlord. As used herein, the term "the Landlord" shall mean the Landlord named hereinabove as well as its successors and assigns, and any other subsequent owner of the leasehold estate or reversion in the Premises, as well as the heirs, personal representatives, successors and assigns of any such subsequent owner, each of whom shall have no liability hereunder after it shall cease to hold the title to or a leasehold interest in the said real estate, except for obligations which may have theretofore accrued. Neither the Landlord nor any officer, employee, stockholder, principal or partner of the Landlord, whether disclosed or undisclosed, shall have any personal liability with respect to this Lease or the Premises, and if the Landlord should breach or default with respect to its obligations or otherwise under this Lease, the Tenant shall look solely to the Premises and to the rents, profits and issues to be received therefrom. Landlord represents and warrants that it has the power to enter into and to carry out the provisions of this Lease and has duly authorized the execution and delivery of this Lease.

     SECTION 30. The Tenant. As used herein, the term "the Tenant" shall mean the Tenant named hereinabove as well as its successors and assigns, each of which shall be under the same obligations, liabilities, and disabilities and have only such rights, privileges and powers as it would have possessed had it originally signed this Lease as the Tenant. However, no such rights, privileges or powers shall inure to the benefit of any assignee of the Tenant, immediate or removed, unless the assignment to such assignee shall have been consented to in writing by the Landlord, as aforesaid. Tenant represents and warrants that it has the power to enter into and to carry out the provisions of this Lease and has duly authorized the execution and delivery of this Lease.

     SECTION 31. Commissions. (a) In connection with the leasing of the Premises hereunder, each party represents and warrants to the other that except as expressly noted herein, such party has not dealt with any real estate broker, agent or finder and that there are no commissions, charges or other compensation due to any real estate broker, agent or finder except for Colliers Pinkard whose commission shall be paid by Landlord pursuant to Landlord's separate agreement with Colliers Pinkard. Each party shall defend, indemnify and hold harmless the other against and from any liability in connection with any inaccuracy in such party's representation contained in this Section 31.

     SECTION 32. Entire Agreement. This Lease and the Exhibits attached hereto set forth all the promises, agreements, conditions and understandings between the Landlord and the Tenant with respect to the Premises, and there are no promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon the Landlord or the Tenant unless reduced to writing and signed and delivered by each of them.

     SECTION 33. Headings. The headings of the sections and subsections hereof are provided herein for convenience of reference only, and shall not be considered in construing the contents of such sections or subsections.

     SECTION 34. Applicable Law. This Agreement shall be given effect, and shall be construed, by application of the law of Maryland.

     SECTION 35. Counterparts. This Lease may be executed in any number of counterparts, any one of which need not contain the signature of more than one party, but all of which counterparts together shall constitute one agreement.

     SECTION 36. Disclaimer of Partnership Status. Nothing in the provisions of this Lease shall be deemed in any way to create between the parties hereto any relationship of partnership, joint venture or association, and the parties hereto hereby disclaim the existence of any such relationship.

                           [SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Lease, or have caused the same to be executed on their respective behalves by their duly authorized representatives, the date and year first above written.


WITNESS:                                 TOWNSEND PROPERTIES, INC.



                                         By:                            (SEAL)
- ----------------------------                ---------------------------------
                                            Name:_____________________________

                                            Title:______________________________
                                                         The Landlord



WITNESS:                                 EMPIRE RESOURCES, INC.




                                         By:                            (SEAL)
- ----------------------------                ---------------------------------
                                            Name:_____________________________

                                            Title:______________________________
                                                        The Tenant

                                   Exhibit A

                                Plan of Premises




See attached.

                                   Exhibit B

                       Legal Description of the Property


     Beginning for the same on the southwest side of Halethorpe Avenue, 30 feet wide, at the end of the third line of the land described in a Deed from The Baltimore and Ohio Railroad Company to the County Commissioners of Baltimore County, for use of the Police and Fire Departments, dated August 6, 1920, and recorded among the Land Records of Baltimore County in Liber N.P.C. 526, folio 494, South 34 degrees and 42 minutes East 138.76 feet from the intersection of said southwest side of Halethorpe Avenue with the southeast side of Washington Boulevard, 60 feet wide, the point of beginning also being the beginning of Tract A-100 as described in a Quit Claim Deed dated November 10, 1981 from the United States of America to Kaiser Aluminum and Chemical Corporation, recorded among the Land Records of Baltimore County in Liber 6615, folio 379 and running thence binding on said southwest side of Halethorpe Avenue,

     South 34 degrees 40 minutes 42 seconds East 78.98 feet to the end of the North 41 degrees 08 minutes East 534.35 foot line of Tract A described in the above-referenced Deed from the United States of America to Kaiser Aluminum and Chemical Corporation, thence continuing along the southwest side of Halethorpe Avenue and with the South 34 degrees 42 minutes East 1082.24 foot line of said Tract A

     South 34 degrees 40 minutes 42 seconds East 1082.29 feet to the end thereof and to the end of the North 72 degrees 40 minutes 25 seconds East
378.14 foot line of the land described in a Deed from the United States of America to Kaiser Aluminum and Chemical Corporation, dated April 12, 1955 and recorded among the Land Records of Baltimore County in Liber 2775, page 194, and running thence with the outlines of said last-mentioned Deed and along the southwest side of Halethorpe Avenue

     South 34 degrees 40 minutes 42 seconds East 692.91 feet to the northwest side of the right of way of the Baltimore and Ohio Railroad Company thence running along the said railroad

     South 72 degrees 40 minutes 45 seconds West 1189.52 feet to a concrete monument found at the beginning point of the last-mentioned Deed from the United States of America to Kaiser Aluminum and Chemical Corporation, thence running and binding along the first line of said Deed and along the east side of Halethorpe Farms Road, 40 feet wide,

     North 09 degrees 38 minutes 35 seconds West 793.83 feet to the end of the South 72 degrees 40 minutes 25 seconds West 93.66 foot line of Tract A of the land described in the above-mentioned Deed from the United States of America to Kaiser Aluminum and Chemical Corporation, Liber 6615, folio 379, thence continuing along the east side of Halethorpe Farms Road and with the outlines of said Tract A,

     North 09 degrees 38 minutes 35 seconds West 455.83 feet and

     North 05 degrees 20 minutes 31 seconds West 180.53 feet to the end of the South 41 degrees 08 minutes West 534.35 foot line of Tract A-100 of said last-mentioned Deed thence continuing with the outlines of said Tract A-100 and along Halethorpe Farms Road northerly 76.75 feet along the arc of a curve to the right having a radius of 191.00 feet and a chord bearing and distance of North 06 degrees 10 minutes 11 seconds East 76.23 feet, thence continuing
146.76 feet along the arc of a curve to the left having a radius of 226.50 feet and a chord bearing and distance of North 00 degrees 52 minutes 52 seconds West
144.21 feet; thence leaving said road and continuing along the outlines of said Tract A-100

     North 73 degrees 38 minutes 57 seconds East 118.63 feet and

     North 41 degrees 09 minutes 45 seconds East 284.02 feet to the place of beginning. Containing 31.0390 acres of land, more or less.

     Being Tract A and Tract A-100 as described in a Quit Claim Deed dated November 10, 1981 from the United States of America to Kaiser Aluminum and Chemical Corporation, recorded among the Land Records of Baltimore County in Liber 6615, page 379 and also all that land described in a Deed from the United States of America to Kaiser Aluminum and Chemical Corporation dated April 12, 1955 and recorded among the Land Records of Baltimore County in Liber 2775, page 194.

     Together with those rights, relative to a 10 inch sewer pipe as set forth in an Agreement dated the third day of November, 1943 between The Baltimore and Ohio Railroad Company and The Real Estate and Improvement Company of Baltimore City, and Defense Plant Corporation, recorded in the Land Records of Baltimore County, Maryland, in Liber R.J.S. 1329, folio 579.

                                   Exhibit C

                                Landlord's Work



A.   Office Area

     1.   Paint office area interior walls with building standard paint

     2.   Replace existing carpet with building standard floor covering

     3.   Replace damaged ceiling tiles

     4.   Clean bathrooms

     5.   Paint entrance area to building standard

     6. Construct an 8' high drywall partition (painted to building standard) around existing water pipe

     7. Ensure that heat and air conditioning are in working condition no later than thirty (30) days after the Commencement Date

     8.   Complete facade at front entrance to building standard finishes

     9.   Toilet to be in good working order (not subject to backing up)


B.   Warehouse Area

     1. Remove the excess wires and wood structures from the interior demising wall that separates the office and warehouse areas.

     2. Paint interior demising wall which separates the office and warehouse areas with building standard paint

     3.   Broom clean warehouse area

     4. Ensure that Cranes are in working condition no later than thirty (30) days after the Commencement Date

     5. Repair/patch sections of the floor which have existing holes with either steel plates or concrete, in Landlord's sole and absolute discretion